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                                                                     Exhibit 4.5

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF INNOVATIVE DRUG DELIVERY SYSTEMS, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                                 INNOVATIVE DRUG
                             DELIVERY SYSTEMS, INC.


                      Warrant for the Purchase of Shares of
                                  Common Stock

No.
       Shares

         FOR VALUE RECEIVED, Innovative Drug Delivery Systems, Inc., a Delaware
corporation (the "Company"), hereby certifies that                   or his
registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant, at any time commencing upon the date
of this agreement and prior to 5:00 P.M., New York City time, on               ,
                                                 (      ) fully paid and
non-assessable shares of the Common Stock, $.001 par value, of the Company
("Common Stock") at an initial per share exercise price equal to $      , or an
initial aggregate exercise price of $     . The number of shares of Common Stock
to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Shares," the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Per Share Exercise Price" and the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price." The Aggregate Exercise Price is not subject to adjustment. The Per Share Exercise Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment. This Warrant is one of a duly authorized issue of Warrants constituting components of units being sold by the Company on the date hereof (collectively, the "Warrants").

1.       Exercise of Warrant.

         (a) This Warrant is not transferable and may not be assigned or otherwise disposed of by the Holder until the Exercise Date.


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


         (b) This Warrant may be exercised in whole or in part, at any time by the Holder commencing upon the Exercise Date and prior to the Termination Date:

              (i) by presentation and surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

              (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 8(a) hereof Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between (A) the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors (the "Current Market Price") and (B) the Per Share Exercise Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day immediately prior to the Cashless Exercise.

         (c) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of one (1) share of Common Stock.

2. Reservation of Warrant Shares: Fully Paid Shares; Taxes. The Company hereby undertakes until expiration of this Warrant to reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.


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

3.       Protection Against Dilution.

         (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Exercise Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) In case the Company shall hereafter issue or sell any Common Stock, any securities convertible into Common Stock, any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) which is less than either the then Current Market Price Per Share of the Common Stock in effect on the date of such issuance or sale or the Per Share Warrant Price, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus (B) the Total Consideration divided by the Current Market Price Per Share of the Common Stock or the current Per Share Warrant Price; whichever is greater, and the denominator of which shall be (y) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Common Stock issued, sold or issuable upon exercise or conversion of such securities.

         (c) In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.


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

         (d) No adjustment in the Per Share Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments that by reason of this Subsection 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(c)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Exercise Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (e) Whenever the Per Share Exercise Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly provide a certificate of its Chief Accounting Officer setting forth the Per Share Exercise Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

         (f) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.


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

4. Limited Transferability. In addition to the limitation on transferability set forth in Section 1(a) hereof, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant; and all rights of the holder thereof shall be identical to those of the Holder.

5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

6. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof

7. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

If to the Holder:                                                  ; or

If to the Company:            787 Seventh  Avenue,  48th Floor,  New York,
                              New York 10019, Attn: Dr. Fred Mermelstein.

8. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed and
attested by its Secretary this 1st day of             .


                                              INNOVATIVE DRUG
                                              DELIVERY SYSTEMS, INC.


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

ATTEST


-------------------
   Secretary


(Corporate Seal]


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                   (NOT PERMITTED UNTIL INITIAL EXERCISE DATE)

                                  SUBSCRIPTION


                  The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing ____________________ shares of Common Stock thereunder and hereby makes payment of $____________ by certified or official bank check in payment of the exercise price therefor.

                  The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the within Warrant for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares (a) have not been registered under the Securities Act of 1933, as amended, and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 thereunder, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Dated:_______________                                Signature:_________________

                                                     Address:___________________


                                   ASSIGNMENT

                  FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of Innovative Drug Delivery Systems, Inc.

Dated:_________________                              Signature:_________________

                                                     Address:___________________


                                CASHLESS EXERCISE

                  The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.00l per share, of Innovative Drug Delivery Systems, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:________________                               Signature:_________________

                                                     Address:___________________


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                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED ______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, no par value per share, of Innovative Drug Delivery Systems, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of said Warrant on the books of Innovative Drug Delivery Systems, Inc.

Dated:_________________                              Signature:_________________

                                                     Address:___________________


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